Exhibit 23





                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Stora Enso Oyj (Stora Enso Corporation) filed herewith of our report dated September 13, 2002 relating to the financial statements of SENA 401(k) Plan, which appear in this Form 11-K.





PricewaterhouseCoopers LLP
Milwaukee, Wisconsin

September 29, 2003